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                                                                   EXHIBIT 10.30

                               SERVICES AGREEMENT

            North Pointe Financial Services, Inc. of 28819 Franklin Road, Southfield, Michigan 48034 and N. P. Premium Finance Company of 28819 Franklin Road, Southfield, Michigan 48034, effective April 1, 2001, agree as follows:

            N.P. Premium Finance Company agrees to pay rent to North Pointe Financial Services, Inc. (hereinafter "NPFS") at the rate of $500 the 1st day of the month for space utilized at the above-referenced address. The amount is also to include any charges for utilities, property taxes and maintenance.

            N. P. Premium Finance Company agrees to reimburse NPFS on the last day of the month for compensation paid by NPFS to employees assigned to N. P. Premium Finance Company and who perform services and are under the control and direction of N. P. Premium Finance Company.

            N. P. Premium Finance Company also agrees to reimburse NPFS $700 per month for accounting services and $300 per month for equipment rental.

            Either party may terminate this agreement on the first day of first month not less than 30 days following written notice of the termination of this agreement.

            Executed this 27th day of June, 2004.

NORTH POINTE FINANCIAL SERVICES, INC.            N. P. PREMIUM FINANCE COMPANY

By: /s/ James G. Petcoff                         By: /s/ B. Matthew Petcoff
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